Exhibit 10.8

SHARE SUBSCRIPTION AGREEMENT

This SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into on December 3, 2019 by and among:

1.	Ruipeng Pet Group Inc., an exempted company duly incorporated with limited liability and validly existing under the Laws of the Cayman Islands (the “Company”);

2.	Each of the Parties listed on Schedule I attached hereto (each such Party, a “Founder Investor”, and collectively the “Founder Investors”);

3.

Each of the Parties listed on Schedule II attached hereto (each such Party, an “ODI Investor”, and collectively the “ODI Investors”, collectively with Founder Investors, the “Purchasers”, and each such Party, a “Purchaser”).

Each of the Parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.

The Company desires to issue and sell to the Purchasers and the Purchasers desire to purchase from the Company a certain number of ordinary shares, with par value of US$0.000001 each (the “Ordinary Shares”), in the Company pursuant to the terms and conditions of this Agreement.

B.	The Parties intend to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	Transaction.

1.1	Sale and Issuance of the Ordinary Shares.

(i)

At the Closing, subject to the terms and conditions hereof, each Purchaser agrees to purchase and subscribe for, and the Company agrees to issue and allot to each Purchaser, the amount of Ordinary Shares as set forth opposite each Purchaser’s name under the caption “Number of Purchased Shares” as attached in Schedule III hereto (the “Purchased Shares”), for the purchase price as set forth opposite each Purchaser’s name under the caption “Purchased Price” as set out in Schedule III respectively (the “Purchased Price”).

(ii)

The aggregate purchase price payable by each Purchaser shall be evidenced by a Promissory Note in the form as Schedule IV attached hereto, which should be delivered by such Purchaser at the Closing for the benefit of the Company with the loan amount as set forth under such Promissory Note being equal to the Purchase Price as set forth opposite such Purchaser’s name on the relevant part of Schedule III attached hereto.

1.2	Closing.

(i)

Closing. The consummation of the sale and issuance of the Purchased Shares pursuant to Section 1.1 (the “Closing”) shall take place remotely via the exchange of documents and signatures as of the date hereof, subject to the satisfaction or waiver of all closing conditions specified in Section 4 and Section 5 hereof. For the avoidance of doubt, the sale and issuance of the Purchased Shares to each Purchase is independent from each other.

(ii)

Deliveries by the Company at the Closing. At the Closing, the Company shall deliver (or cause to be delivered) to each Purchaser which confirms the satisfaction or waiver of all the conditions set forth in Section 5 below:

(a)

a copy of the share certificate in the name of such Purchaser representing the Purchased Shares being subscribed for by such Purchaser at the Closing, with the original duly executed share certificate delivered to such Purchaser within twenty (20) Business Days after the Closing;

(b)

a copy of the updated register of members of the Company, certified by the registered office provider of the Company, reflecting the issuance to such Purchaser of the Purchased Shares being subscribed for by such Purchaser at the Closing;

(c)

a copy of the updated register of directors of the Company, certified by the registered office provider of the Company, reflecting the appointment of directors in accordance with the Shareholders Agreement;

(d)	a copy of the duly executed shareholders agreement substantially in the form of Schedule VI attached hereto (the “Shareholders Agreement”).

(e)	a copy of the duly adopted Restated Memorandum and Articles of Association substantially in the form of Schedule VII attached hereto (the “Restated Articles”).

(iii)

Deliveries by the Purchasers at the Closing. At the Closing, subject to the satisfaction or waiver of all the conditions set forth in Section 4 below, each Purchaser which confirms the satisfaction or waiver of all the conditions set forth in Section 5 below shall deliver to the Company:

(a)	a copy of the duly executed Promissory Note in the name of such Purchaser for the benefit of the Company; and

(b)	a copy of the duly executed Shareholders Agreement.

2.	Representations and Warranties of the Company. The Company represents and warrants to the Purchasers that the following statements will be true and correct as of the Closing:

2.1

Incorporation, Good Standing and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of jurisdiction of its incorporation, and the Company has all requisite power and authority to perform its obligations under this Agreement. The Company is not in, nor is it anticipated to enter into, liquidation, dissolution, bankruptcy, insolvency or winding-up.

2.2

Due Authorization. This Agreement has been duly executed and delivered by the Company, and when executed and delivered, constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms.

2.3

Capitalization. Immediately prior to the Closing, the authorized share capital of the Company is US$50,000 with 50,000,000,000 Ordinary Shares with par value of US$0.000001 each. Immediately prior to the Closing, all of the Company’s issued and outstanding shares are held by the Parties listed on Schedule V, and there are no options, warrants, conversion privileges or other rights or agreements presently outstanding to purchase any shares or equity interests of the Company.

No shares of the Company’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares.

2.4

Valid Issuance. The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, free of any liens (except for restrictions on transfer under applicable Laws).

2.5

No Violation. Neither the execution nor delivery of this Agreement nor the full performance by the Company of its obligations hereunder will violate any applicable laws, any memorandum or articles of association or other constitutional document to which the Company is subject.

2.6

Indebtedness. Neither the Company has any liability or obligation, absolute or contingent (individually or in the aggregate), or any indebtedness for borrowed money that it has directly or indirectly created, incurred, assumed or guaranteed, nor the Company is a guarantor or indemnitor of any liability, obligation or indebtedness of any Person. For the purpose of this Section 2.6, “Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

2.7

To the knowledge of the Company, there is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending against the Company, its activities, or against any officer, director or employee in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of the Company. To the knowledge of the Company, there is no factual or legal basis for any such Action that is likely to result, individually or in the aggregate, in any adverse effect.

3.	Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants with respect to itself to the Company that:

3.1

Organization; Good Standing and Qualification. Each of the Purchasers is duly organized, validly existing and in good standing under the laws of jurisdiction of its operation or establishment, and has all requisite power and authority to own the Purchased Shares. Each of the Purchaser is not in, nor is it anticipated to enter into, liquidation, dissolution, bankruptcy, insolvency or winding-up.

3.2

Due Authorization. Each of the Purchasers has the requisite power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Purchasers of this Agreement have been duly authorized by all necessary corporate or other action on the part of the Purchasers. This Agreement constitutes valid and legally binding obligations of the Purchasers, enforceable against the Purchasers in accordance with its terms.

3.3

No Violation. Neither the execution and delivery of this Agreement nor the full performance by each of the Purchasers of its obligations hereunder violates any applicable laws, any memorandum or articles of association or other constitutional document to which such Purchaser is subject.

3.4

Restricted Securities. Such Purchaser understands that the Purchased Shares are restricted securities within the meaning of Rule 144 under the Securities Act and that the Purchased Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

3.5

Regulation S Exemption. Such Purchaser understands that the Purchased Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Shares. In this regard, such Purchaser represents, warrants and agrees that:

(i)	No Direct Selling Efforts. It did not contact the Company as a result of any directed selling efforts in the United States as defined in Regulation S promulgated under the Securities Act.

(ii)	Offshore Transaction. At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, such Purchaser was outside the United States.

4.

Conditions of the Purchasers’ Obligations at the Closing. The obligations of each Purchaser to consummate the Closing under Section 1 of this Agreement are subject to the fulfillment or waiver by such Purchaser of the following conditions:

4.1	Representations and Warranties. The representations and warranties set forth in Section 2 shall be true and correct as of the Closing.

4.2

Approvals and Waivers. The Company shall have obtained any and all approvals and waivers necessary for the consummation of the transactions contemplated hereby, each of which shall be in full force and effect as of the Closing.

4.3

Restated Articles. The Restated Articles shall have been duly adopted by all necessary action of the board of directors and the members of the Company, and such adoption shall have become effective at the Closing, and reasonable evidence thereof shall have been delivered to the Purchaser.

4.4

Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or before the Closing.

5.

Conditions of the Company’s Obligations at the Closing. The obligations of the Company owed to the Purchasers to consummate the Closing under Section 1 of this Agreement, unless otherwise waived in writing by the Company, are subject to the fulfillment at or before the Closing of each of the following conditions:

5.1	Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3 shall be true and correct as of the Closing.

5.2

Approvals and Waivers. Each of the Purchasers shall have obtained any and all approvals and waivers necessary for the consummation of the transactions contemplated hereby, each of which shall be in full force and effect as of the Closing.

5.3

Performance. Each Purchaser shall have performed and complied with all covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Purchasers at or before the Closing.

6.	Miscellaneous.

6.1

Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the Laws of any jurisdiction other than the Laws of Hong Kong to the rights and duties of the Parties hereunder.

6.2

Dispute Resolution. Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled by arbitration. The arbitration shall be conducted in Beijing under the China International Economic and Trade Arbitration Commission in force when the notice of arbitration is submitted in accordance with the said rules. The number of arbitrators shall be one (1) and arbitration proceedings shall be conducted in Chinese.

6.3

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties. This Agreement and the rights and obligations therein may not be assigned by any Party without the written consent of the other Parties.

6.4	Entire Agreement. This Agreement, including any schedules and exhibits hereto, constitutes the entire understanding and agreement among the Parties with regard to the subjects of this Agreement.

6.5	Amendments. Any term of this Agreement may be amended only with the written consent of the Parties.

6.6

Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, email or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the addresses specified in Schedule VIII (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.6).

6.7

Delays or Omissions; Waivers. Upon any breach or default of any other Party under this Agreement, no delay or omission to exercise any right, power or remedy accruing to any Party shall impair any such right, power or remedy of such Party nor shall it or any waiver of any other breach or default theretofore or thereafter occurring be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring. Any waiver by any Party of any condition or breach or default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Laws or otherwise afforded to any Party, shall be cumulative and not alternative.

6.8

Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to sections, schedules and exhibits herein are to sections, schedules and exhibits of or to this Agreement. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iii) the masculine, feminine, and neuter genders will each be deemed to include the others; (iv) the definitions of terms are equally applicable both to the singular and plural forms of such terms; (v) references to an agreement or other document are to it as amended, supplemented, restated and otherwise modified from time to time and to any successor document (whether or not already so stated); (vi) references to a Person are references to such Person’s successors and permitted assigns (whether or not already so stated); and (vii) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

6.9

Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement shall become effective when each Party shall have signed a counterpart.

6.10

Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use reasonable best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

6.11

Confidentiality and Non-Disclosure. Each Party shall keep this Agreement and the transactions contemplated hereby confidential, and shall not disclose to any third party without the prior written consent of the other Parties, provided, that each Party may make disclosure to its shareholders, members, directors, officers, affiliates, advisors and other representatives, on a need to know basis, or otherwise as required by applicable Law.

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Ruipeng Pet Group Inc.

By:	/s/ Yonghe Peng
Name:	Yonghe Peng
Title:	Director

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

RP Chen Rui Enterprise Management Company Limited

By:	/s/ Yonghe Peng
Name:	Yonghe Peng
Title:	Director

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

RP Rui You Enterprise Management Company Limited

By:	/s/ Yonghe Peng
Name:	Yonghe Peng
Title:	Director

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

RP Ye Bei Enterprise Management Company Limited

By:	/s/ Yonghe Peng
Name:	Yonghe Peng
Title:	Director

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Leap Eternity Enterprise Management Company Limited

By:	/s/ Yonghe Peng
Name:	Yonghe Peng
Title:	Director

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Great Dream Of Veterinarian Management Limited

By:	/s/ Yanzhong Zhang
Name:	Yanzhong Zhang
Title:	Director

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

RP Sheng Peng Enterprise Management Company Limited

By:	/s/ Yonghe Peng
Name:	Yonghe Peng
Title:	Director

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Goldenway Capital Management Limited

By:	/s/ Zhifeng Liu
Name:	Zhifeng Liu
Title:	Director

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

RP Peng Cheng Enterprise Management Company Limited

By:	/s/ Yonghe Peng
Name:	Yonghe Peng
Title:	Director

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

PD Company Limited

By:	/s/ Xiaoqi Hu
Name:	Xiaoqi Hu
Title:	Director

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Bing Xiao Enterprise Management Company Limited

By:	/s/ Bing Xiao
Name:	Bing Xiao
Title:	Director

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

深圳市达晨创联股权投资基金合伙企业（有限合伙）

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Representative

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

深圳市达晨创丰股权投资企业(有限合伙）

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Representative

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

宁波梅山保税港区海布里投资合伙企业（有限合伙）

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Representative

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

新希望医疗健康南京投资中心（有限合伙）

By:	/s/ Jianxin Yang
Name:	Jianxin Yang
Title:	Authorized Representative

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

天津高瓴诺远企业管理咨询合伙企业（有限合伙）

By:	/s/ Cuifang Ma
Name:	Cuifang Ma
Title:	Authorized Representative